EXHIBIT 23(a)




                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference, in the Registration Statement (Form S-8) for the registration of The B.F.Goodrich Company Common Stock under the Pretax Savings Plan for the Salaried Employees of Rohr, Inc. (Restated 1994) and the Rohr, Inc. Savings Plan for Employees Covered by Collective Bargaining Agreements (Restated 1994), of our report dated February 16, 1998, with respect to the consolidated financial statements of The B.F.Goodrich Company incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                                      /s/Ernst & Young LLP
                                                      --------------------
                                                      ERNST & YOUNG LLP



Cleveland, Ohio
May 26, 1998